UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)       March 23, 2007

Precision Aerospace Components, Inc.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-30185	20-4763096
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 Arthur Kill Road Staten Island, New York		10309-1202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (718) 356-1500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01

Other Events.

On March 23, 2007, Precision Aerospace Components, Inc. (the “Company”) was notified that a complaint (the “Complaint”) had been filed against it, its directors and a major investor, in the United States District Court for the Eastern District of Pennsylvania by Robert Moyer, its former president and chief executive officer.  The Complaint against the Company alleges breach of employment contract, violation of the New York Payment of Wages Law, wrongful discharge, unjust enrichment and civil conspiracy, all arising out of Moyer’s discharge.  The Complaint demands relief aggregating over $460,000 plus compensatory and punitive damages.  The Company believes this Complaint has no merit and will vigorously defend the suit and will consider any appropriate rights and counterclaims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospace Components, Inc.

Date:   March 27, 2007

By: /s/ Andrew S. Prince

      Andrew S. Prince

      Chief Executive Officer